MGI PHARMA, INC.

NOTES TO FINANCIAL STATEMENTS

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

MGI PHARMA, INC.:

We consent to the incorporation by reference in the registration statement (Nos. 2-94654, 33-13785, 33-23098, 33-23099, 33-65026, 33-79024, 333-38453, 333-57691, 333-36658, 333-92458, 333-103970 and 333-110083) on Form S-8 and Registration Statements (Nos. 333-09681, 333-33198, 333-42140, 333-50542, 333-58930, 333-73206, 333-101745, 333-106179, 333-107752, 333-108369, 333-114325 and 333-119105) on Form S-3 of MGI PHARMA, INC. of our reports dated March 10, 2005, with respect to the consolidated balance sheets of MGI PHARMA, INC. as of December 31, 2004 and 2003, and the related consolidated statements of operations, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of MGI PHARMA, INC.

/s/ KPMG LLP

Minneapolis, Minnesota

March 10, 2005